UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2008 (May 22, 2008)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Amended and Restated Management Incentive Plan; 2008 Amended and Restated Growth Incentive Plan

On May 22, 2008 at the annual meeting of stockholders of BJ’s Wholesale Club, Inc. (the “Company”), the Company’s stockholders approved the 2008 Amended and Restated Management Plan (the “MIP”) and the 2008 Amended and Restated Growth Incentive Plan (the “GIP”) each of which had previously been adopted by the Company’s board of directors subject to stockholder approval. The MIP and GIP were first approved by stockholders in connection with the spin-off from Waban Inc. in July 1997 and were reapproved by the stockholders in May 2003.

A brief description of the material terms and conditions of the MIP and GIP, as amended, is set forth below. The following description of the MIP and GIP is qualified in its entirety by reference to the complete text of the MIP and GIP, which are filed as part of the Company’s Definitive Proxy Statement filed April 11, 2008.

2008 Amended and Restated Management Incentive Plan

Eligibility to Receive Awards

Officers and other key employees, as designated by the Executive Compensation Committee (“ECC”) of the board of directors, are eligible to receive incentive cash awards under the MIP based upon the level of achievement of performance goals for the Company’s fiscal year.

Administration

The MIP is administered by the ECC. The ECC has full authority to administer and interpret the MIP and to establish rules for its administration. The ECC or the Company’s Board of Directors may amend, suspend, or terminate the MIP at any time.

Description of Awards

During the time period prescribed by Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to each annual performance period, the ECC establishes the MIP performance goals and corresponding target awards based on one or more of the following objective performance criteria and measurements: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, net assets, return on assets or net assets, return on equity, return on investment, return on invested capital, cash flow, total shareholder return, gross margin, earnings before interest, taxes, depreciation and/or amortization and market share. Such goals, criteria and target awards may (i) be absolute or relative in their terms or measured against or in relationship to other companies or a market index, (ii) vary among participants and (iii) be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works.

Awards are based upon the level of achievement of the established performance goals. The ECC reviews the payout calculations after the year’s financial results have been audited and certifies the amount of any awards to be paid. Awards are paid in cash as soon as practicable after the performance period, but no later than the last day of the calendar year in which occurs the end of the performance period, except to the extent deferred under the Company’s General Deferred Compensation Plan. Achievement of all of the performance goals results in the payment of a participant’s target award. Failure to achieve the performance goals results in a decrease or elimination of the participant’s award. Exceeding the performance goals results in an award greater than the target award, up to the maximum award. The ECC may exercise its discretion to reduce an award.

No participant may receive a MIP award in excess of $1,500,000 in any calendar year. Under the MIP, the ECC may not make any adjustments to the performance criteria to increase the incentive payment to executive officers subject to Section 162(m) of the Code, except to make appropriate adjustments in the event of certain specified types of transactions; provided that in no case shall any such adjustment be made if it would cause an award to no longer qualify as performance-based compensation under Section 162(m) of the Code.

2008 Amended and Restated Growth Incentive Plan

Eligibility to Receive Awards

Employees in management positions in the Company, as selected by the ECC, are eligible to receive cash awards under the GIP.

Administration

The GIP is administered by the ECC. The ECC has full authority to administer and interpret the GIP and to establish rules for its administration. The ECC or the Company’s Board of Directors may amend, suspend, or terminate the GIP at any time.

Description of Awards

Each participant in the GIP is eligible to receive a cash award for each award period, which consists of a certain number of fiscal years. Each participant’s cash award corresponds to the Company’s level of performance or growth during such award period. Such growth is determined by and based upon one or more of the following objective measures of performance or growth, as selected by the ECC during the time period prescribed by Section 162(m) of the Code: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, net assets, return on assets or net assets, return on equity, return on investment, return on invested capital, cash flow, total shareholder return, gross margin, earnings before interest, taxes, depreciation and/or amortization and market share. Such goals, criteria and target awards may (i) be absolute or relative in their terms or measured against or in relationship to other companies or a market index, (ii) vary among participants and (iii) be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works.

Awards are based upon the level of achievement of the established performance goals. The ECC reviews the payout calculations after the financial results for the award period have been audited and certifies the amount of any awards to be paid. Awards are paid in cash as soon as practicable after the award period, but no later than the last day of the calendar year in which the end of the award period occurs, except to the extent deferred under the Company’s General Deferred Compensation Plan. The ECC may exercise its discretion to reduce an award.

No participant may receive a GIP award in excess of $2,500,000 in any calendar year. Under the GIP, the ECC may not make any adjustments to the performance criteria to increase the incentive payment to executive officers subject to Section 162(m) of the Code, except to make appropriate adjustments in the event of certain specified types of transactions; provided that in no case shall any such adjustment be made if it would cause an award to no longer qualify as performance-based compensation under Section 162(m) of the Code.

In the event of a change of control, GIP participants are entitled to a cash award based on the Company’s performance for that portion of the award period immediately preceding the change of control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2008	BJ’S WHOLESALE CLUB, INC.

	By:	/s/ Lon F. Povich
Lon F. Povich Executive Vice President and General Counsel